UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment 1)

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Fitweiser Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	333-179461 (Commission File Number)	90-0589577 (IRS Employer I.D. No.)

5348 Vegas Drive
Las Vegas, NV 89108
Phone: (702) 373-8615

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

Royal Bees Company, Inc.
123 West Nye Lane, Ste 129
Carson City, NV 89706
Phone: (760) 613-0041
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K originally filed on June 3, 2014 adds new second and third paragraphs to Item 14 on page 23.  It also adds Exhibit 16.1.  Otherwise this filing is the same as the original filing.

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our ability to find suitable markets for and increase sales of the existing products we offer and develop and commercialize new products;

•	our ability to successfully defend and maintain our intellectual property rights;

•	our ability to obtain additional capital to fund expansion of our product line, new marketing initiatives and/or acquisitions;

•	economic, regulatory, and legal risks associated with our operations; or

•	the loss of key members of our management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should completely read this report and the documents that we reference and filed as exhibits to this report and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the or other events occur in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	"Company," "we," "us," "our," and "Registrant" refer to Fitweiser Holdings, Inc. (formerly known as Royal Bees Company, Inc.), a corporation incorporated in Nevada;

•
“Fitweiser” refers to the private company named Fitweiser, Inc. that is now a wholly owned subsidiary of the Registrant (formerly known as Royal Bees Company, Inc. and now known as Fitweiser Holdings, Inc.);

•	“Royal Bees” refers to the Registrant prior to the Share Exchange Agreement and the transaction contemplated therein.

•	"Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

•	"Securities Act" refers to the Securities Act of 1933, as amended;

ITEM 1.01 Entry into a Material Definitive Agreement.

(See description under Item 2.1 below.)

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On or before May 28, 2014, Fitweiser and the Company (“Royal Bees Company”) entered into a Share Exchange Agreement (the "Share Exchange Agreement"). The effective date and time of the Share Exchange Agreement is May 28, 2014 at 5:00 p.m. Pacific Daylight Time, hereinafter referred to as “Effective Date and Time”. Unless the context demands otherwise, it should be assumed that actions by the Company or the Board of Directors prior to the Effective Date and Time is referring to the Company when it was designated Royal Bees Company, Inc. and the Board of Directors of Royal Bees Company, Inc. Actions by the Company or the Board of Directors after the Effective Date and Time is referring to the Company as Fitweiser Holdings, Inc. and to actions taken by the management and the Board of Directors appointed or elected by the private company Fitweiser.

Under the terms of the Share Exchange Agreement, the Company issued the shareholders of Fitweiser, 75,000,000 shares of common stock of the Company in exchange for 100% of the issued and outstanding capital stock of Fitweiser.

Fitweiser was at the time of the Share Exchange, a privately held company, while the Company is a publicly held. Upon the closing of the Share Exchange, the shareholders of the Company retained an aggregate of 10,855,000 shares of common stock and the former Fitweiser shareholders acquired an aggregate of 75,000,000 shares of common stock, for a total of 85,855,000 shares of common stock issued and outstanding. Accordingly, the former Fitweiser shareholders own approximately 87% of the Company's total issued and outstanding common stock. On the closing date, the Company had no options to purchase shares of common stock outstanding and no warrants to purchase shares of common stock outstanding.

In connection with the closing, the Company changed its name from “Royal Bees Company, Inc.” to “Fitweiser Holdings, Inc.” The Company also increased its authorized capital from 100,000,000 common shares, par value $0.001 to 200,000,000 common shares, par value $0.001, and set the term of members of the Board of Directors at three years.

A copy of the Share Exchange Agreement is filed as Exhibit 2.1 to this Report. The foregoing descriptions of the terms of the Share Exchange Agreement are qualified in their entirety by reference to the provisions of the document filed as Exhibit 2.1.

In the balance of this report, the terms the “Company,” “we,” “us,” or “our” refer to Fitweiser Holdings, Inc., a Nevada corporation, formerly known as Royal Bees Company, Inc. and our new business after the Closing Date, which is the business of Fitweiser, Inc. sometimes referred to hereinafter as “Fitweiser”.

Change in Management.

In connection with the Share Exchange, Rudy Campidonica (“Rudy Camp” or “R. Camp”) and Harry L. Langdon (H.L. Langdon) became our directors, replacing the former board of directors. In addition, new officers were appointed in place of our former officers. See “Form 10 Disclosure - Item 5 “Directors and Executive Officers.”

The issuance of our shares of common stock to the former Fitweiser shareholders in the Share Exchange was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and other available exemptions. Our shares of common stock issued to the former Fitweiser shareholders may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (the “Commission”) or with any state securities commission in respect of the Stock Purchase or the Share Exchange.

Neither the management of the Company or Fitweiser had any prior relationships with each other. The parties were introduced by Mr. Richard Kaye, who was a shareholder of Fitweiser.

Effective as of Closing, Vladimir Lyashevskiy resigned as the sole officer and director of the Company and the new management as discussed under “Form 10 Disclosure” took over the management of the Company.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, at the Effective Date and Time, we completed the Share Exchange. Pursuant to the terms of the Share Exchange Agreement, Fitweiser became wholly-owned subsidiary of the Company. Please note that the information provided below relates to the combined enterprises of the Company and Fitweiser unless otherwise indicated.

Item 1. Business.

Business of Royal Bees

Royal Bees was incorporated on June 16, 2010 under the laws of the State of Nevada. Since inception, Royal Bees has been engaged in pollination services and selling honey products. More specifically, it is in the business of providing bee pollination services and harvesting, developing, producing and selling various honey and bee products both wholesale and retail. Royal Bees current market is limited to the San Diego and Bakersfield, California area. Its bee yards or apiaries are located in San Marcos, Escondido and Valley Center, California. Its website is www.royalbees.com. In addition to bee pollination services, Royal Bees offers a range of other products including bottled honey, wax, pollen, royal jelly, nucs and bee qu. Royal Bees currently maintains approximately 205 hives which is up from the 65 hives it had at December 31, 2012 and 164 hives it had at June 30, 2013. Through strenuous effort, cautious use of antibiotic and other bee medicines and careful repopulating hives, Royal Bees was able to significantly increase its bee population. Royal Bees yielded about 800 pounds of honey in 2013. It had no honey yield for 2012 due to inclement weather. Royal Bees anticipates a growing honey yield in 2014, barring inclement weather or other conditions which may affect the bee colonies.

Royal Bees rents its hives to local farmers for pollinating their crops. Hive production varies, but a healthy bee colony in California can produce around 150 - 180 pounds of honey each year. Honey is produced and sold on a retail level, through farmers’ markets, local grocers, and health food stores and to wholesale clients such as breweries. Asking prices can vary widely, but $9-12 per pound is typical for bottled honey and around $3.33-$4 per pound for bulk honey. Additional honey products include flavored honey, whipped honey, honey butter, honey flavored candies.

Royal Bees currently make sales online through its website, www.royalbees.com. It also sells its products to a cosmetic company, Golden State Natural Products, Inc. Other distribution channels for its products include retail stores, local organic food companies and delivery companies including Naturally to Your Door, Inc., www.naturallytoyourdoor.com, and Organic to You, www.organictoyou.org.

Simultaneous to the Effective Date and Time,, the principals of Royal Bees transferred all of the assets of the bee and honey business out of the Registrant. Also simultaneous to the Effective Date and Time, the assets of Fitweiser will be the sole business operating assets of the Company.

Business of the Company

The Company is a development stage entity that is engaged in the development and monetization of intellectual property worldwide. The Company's intellectual property (IP) portfolio consists of patent applications and an agreement to acquire patents covering analog and digital wireless communications and telecom, mobile technologies, cyber security and internet search and storage for business, consumer and government clientele. The Company’s patent applications have been developed internally.

Applications for our IP include dynamic, interactive and media-rich text, audio, video and virtual content and systems delivered through landline/cable and wireless broadband, Wi-Fi, Bluetooth, Near Field Communications (NFC) and other Rapidly Emerging Technologies serving multiple industry sectors that can include portable apps used in smart devices including cell phones, tablets, mobile and other devices for user-defined on and offline communications that encompass networking, input and output permission-based and/or restricted access, authentication, activation, recognition and monitoring for end-user demographic profiling and usage capture, audience capturing, data aggregation, interactive personalized targeting, site and/or cloud-based storage and search.

Entities that want to develop their own implementation of the Fitweiser patented or patent pending techniques to support uses that are covered by our patent portfolio for establishing secure or otherwise unique encrypted communication links, can purchase a patent license. The number of patents licensed, and therefore the cost of the patent license to those entities, will be negotiated based upon which of the patents are used in a particular product or service. These licenses will typically include an initial license fee, as well as an ongoing royalty.

We believe that the market opportunity for our cyber security and other unique software and technology solutions is large and expanding with increasing security requirements for the next generation 4G/LTE Advanced wireless networks and Machine-to-Machine (M2M) communications in various areas. Market sectors will include, but are not limited to government agencies (including Military), healthcare, hospitality, financial services and/or transactions including retail products and services, social networks, local and community services, entertainment, business, home and transportation. We also believe that all 4G/LTE Advanced mobile devices will require additional unique identities to prevent cyber attacks as more users choose wireless for all of their communications, transactions and/or entertainment needs.

Marketing

As an intellectual property development entity identifying potential product and service applications for our technology, part of our research and development activities includes identifying potential strategic partners and/or customers most likely to be interested in what we can bring to market. As a result, we have already established relationships to bring one or more proprietary products or services to market with design concept and engineering firms, manufacturers, distributors and direct to consumer marketing organizations. Each of these firms are under non-disclosure agreements with the Company. Additionally, going forward we will seek to develop brand awareness campaigns for products and/or services we develop internally to be distributed through a number of delivery channels including but not limited to: Company website, product website, internet blogs, keyword, ad search and banners, traditional print and broadcast media such as newspapers, industry magazines, TV and Radio and cable networks.

Competition

We have identified defined niches that are underserved and believe will embrace our software and technology. At this time, we do not believe that “direct” competition exists because we have identified defined niches that are underserved. However, on a broader basis, we certainly will face competition from firms who focus on wireless communications, internet and/or other emerging technologies that require secure environments and/or applications used in conjunction with cell phones and/or tablets. Therefore, we have identified three companies that we believe are at least in the business of developing significant patent portfolios to be licensed and/or purchased. The companies we have identified within the wireless and/or internet community are Parkervision, VirnetX and Vringo with a brief description of each as was found from public sources on the internet:

ParkerVision (PRKR)

Parkervision is focused on the commercialization of its proprietary RF communication technologies that enable significant advancements in wireless products and services. These technologies are described collectively as Energy Signal Processing™ (ESP). ESP optimally processes RF waveform energy, eliminating costly and inefficient circuit processes inherent in traditional RF designs.

VirnetX (VHC)

The VirnetX portfolio of intellectual property is the foundation of their business model. They currently own over 45 United States and foreign patents, as well as several pending U.S. and foreign patent applications. Their patent portfolio is primarily focused on securing real-time communications over the Internet, as well as related services such as the establishment and maintenance of a secure domain name registry. Their patented methods also have additional applications in operating systems and network security.

Vringo (VRNG)

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's patent portfolio consists of 31 patents and applications, 11 of which have been granted. Through a recently completed merger with Innovate/Protect, Vringo owns a portfolio of eight patents acquired from Lycos, Inc. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience.

Government Regulations

Depending on the industry, client and/or nature of the use of the application(s) there may be a need to contend with one or more government regulatory agencies. However, thus far in our research we have found no unusual government and/or regulatory requirements for any of the applications we are seeking to monetize to date. To date, all discussions including concerns over safety and security, and the requirements needed to be met in order to be commercially successful are consistent with industry norms and are not considered to be significant at this time.

Research and Development

We are already in discussions with more than one-dozen groups under signed NDA’s to potentially develop one or more commercial applications within the Wireless Communications, Mobile Search, Retail, Hospitality, Health, Medical and Fitness industries, as well as other potential vertical applications. As part of our business model, management will continue to seek emerging technology solutions, develop, acquire and apply for patents directly and/or through strategic relationships including licensing to serve the emerging needs of both established and new industry niches.

Litigation/Legal Issues

The Company has no known legal disputes.

Where to Get More Information

We are a reporting company under the Securities Exchange Act of 1934, as amended. You may obtain annual, quarterly, and special reports and other information that we file with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Electronic filings are available via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at the public reference facility. The SEC also maintains a web site that contains reports, proxy and information statements and other materials that are filed through EDGAR which can be accessed at http://www.sec.gov.

We will furnish record-holders of our securities with annual reports containing financial statements, audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information and such other periodic reports as we determine to be appropriate or as may be required by law.

Item 1A. Risk Factors.

An investment in our common stock involves a high degree of risk. If any of the following events or outcomes actually occurs, our business, operating results and financial condition would likely suffer.

Risks Related to Our Business

We are a development stage company with no revenues.

We are a development stage company with no revenue and do not expect to generate any revenues unless and until after our patent portfolio, or part of it, is commercialized. We do not anticipate launching any new products into the market during the remainder of the fiscal year ending December 31, 2014. We will need to raise additional capital to fund our operations and there can be no assurance that we will be successful in doing so.

We have received a going concern opinion from our auditors.

We have an accumulated deficit and have had negative cash flows from our operations. Accordingly, we have received a report from our independent auditors in connection with our audited financial statements that include an explanatory paragraph describing their substantial doubt about our ability to continue as a going concern. This may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

The Company’s future success is largely dependent on its current management.

Fitweiser Holdings, Inc. has been built by the vision, dedication and expertise of Rudy Camp (“R. Camp”), Dr. Steven Tuthill (“G.S. Tuthill”), Michael A. Soriano (“M.A. Soriano”) and Harry L. Langdon (“H.L. Langdon”). The success of the Company is dependent upon the continued efforts of these people. If it became necessary to replace them, it is unlikely new management could be found that would have the same level of knowledge and dedication to the success of this Company. The loss of the services of these professionals especially in the development of future patents and/or applications would adversely affect the Company’s business.

There may be limited marketability for the Company’s Patents and/or Patent Applications.

While Company management is confident that it will successfully develop, secure, license and/or sell one or more of its patents and/or patent applications to generate revenue, there can be no guarantee or other assurances as to the timing of when the Company will succeed in this endeavor.

Our growth strategy may not be successful.

We intend to expand our operations and our market base. These operations will be subject to all of the risks inherent in the growth of a new business enterprise, particularly one that operates in a highly competitive industry. The timing and related expenses of expansion may cause our earnings, if any, to fluctuate. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with growth of a business, including uncertainty as to implementation of our strategies and capabilities, market acceptance of our products and services, our operating and marketing methods, expenses and competition. We may not be successful in our proposed expanded business activities.

We are operating in both mature and developing markets, and there is uncertainty as to acceptance of our products in these markets.

We have conducted limited marketing activities to date. Thus, we have relatively little information on which to estimate our levels of sales, the amount of revenue we will generate and our operating and other expenses. There can be no assurance that we will be successful in our efforts to directly market our products or to develop markets in the manner we contemplate.

There are economic and general risks relating to business.

The success of our activities is subject to risks inherent in business generally, including demand for products and services, general economic conditions, changes in taxes and tax laws and changes in governmental regulations and policies.

Our management has voting control of the Company and can effectively control the Company’s affairs.

Our management has voting control of the Company. As a result, they are able to control matters requiring approval by the Company’s shareholders, including the election of members of the board of managers and the approval of mergers, acquisitions or other extraordinary transactions. Our management may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The persons investing in any offering, therefore, cannot expect to elect the members of management of the Company or directly control its policies or operations.

Our industry is subject to rapid technological changes which if we are unable to match or surpass, will result in a loss of competitive advantage and market opportunity.

Because of the rapid technological development that regularly occurs in the Broadband Wired and Wireless Communications Technology industry, we must continually devote substantial resources to developing and improving our technology and introducing new product offerings. These efforts and expenditures are necessary to establish market share and, ultimately, to generate revenues. If another company offers better products or technologies, a competitive position or market window opportunity may be lost, and therefore our revenues or revenue potential may be adversely affected.

If our patents and intellectual property rights do not provide us with the anticipated market protections, our competitive position, business, and prospects will be impaired.

We will rely on our intellectual property rights, including patents and patent applications, to provide competitive advantage and protect us from theft of our intellectual property. We believe that our patents and/or patent applications are for entirely new technologies and are valid, enforceable and valuable. However, Third parties may make claims of invalidity with respect to our patents and such claims could give rise to material costs for defense and divert resources away from our other activities. If our patents and/or patent applications are shown not to be as broad as currently believed, or are otherwise challenged such that some or all of the protection is lost, we may suffer adverse effects from the loss of competitive advantage and our ability to offer unique products and technologies. As a result, there would likely be an adverse impact on our business prospects.

We are subject to outside influences beyond our control, including new legislation that could adversely affect our licensing and enforcement activities and have an adverse impact on the execution of our business plan and/or associated intellectual properties.

Our licensing and enforcement activities are subject to numerous risks from outside influences, including new legislation, regulations and rules related to obtaining or enforcing patents. As an example, the U.S. recently enacted sweeping changes to the United States patent system including changes that transition the United States from a “first-to-invent” to a “first to file” system and that alter the processes for challenging issued patents. Therefore, to the extent that we are unable to secure patent protection for our future technologies and/or our current patents or patent applications, are challenged such that some or all of our protection is lost, we may suffer adverse effects to our ability to offer unique products and technologies. As a result, there could be an adverse impact on any financial position we may have moving forward and hinder our ability to execute our business plan.

Because our common stock will likely be considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is considered a “penny stock” on the OTC Bulletin Board as it currently trades for less than $5 per share. The OTC Bulletin Board is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since our common stock will be subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future.

We have never paid dividends and have no current plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business.

Indemnification of officers and directors.

While the members of our Board of Directors and our officers (collectively, the “Directors and Officers”) are generally accountable to us and our stockholders, the liability of the Directors and Officers to us, our stockholders and third parties is limited in certain respects under applicable state law and our Articles of Incorporation and Bylaws, as in effect in the date hereof. Further, we have agreed or may agree to indemnify our Directors and Officers against liabilities not attributable to certain limited circumstances. Such limitation of liability and indemnity may limit rights which our stockholders would otherwise have to seek redress against the Directors and Officers.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition
And Results of Operations

Share Exchange

At the Effective Date and Time, the Share Exchange was closed pursuant to the terms of the Share Exchange Agreement and Fitweiser became a wholly-owned subsidiary of the Company. In connection with the Share Exchange, the Fitweiser shareholders acquired a total of 75,000,000 shares of common stock of the Company and Fitweiser became a wholly owned subsidiary of the Company. Since the business operations of Fitweiser will constitute 100% of the business operations of the Company after the Effective Date and Time, the following Management Discussion and Analysis is focused on the operations of Fitweiser and excludes the operations of the Company prior to the Share Exchange.

Overview

Fitweiser was incorporated on November 14, 2013, in the state of Nevada, is a development stage entity and has achieved no revenues to date. Accordingly, there are no current operations to compare to prior operations. We therefore present the following plan of operations.

Plan of Operations

After the Effective Date and Time, the Company will change its name to Fitweiser Holdings, Inc., to better reflect the new business emphasis of the Company. Simultaneous with the Effective Date and Time, officers nominated by Fitweiser will become the officers for Fitweiser Holdings, Inc. Furthermore, simultaneous with the Effective Date and Time, two new directors will be elected and will take office and replace the current Board of Directors from the Company. The two new directors are the same persons who have been serving as the board of directors of the private Fitweiser, Inc. company prior to the Effective Date and Time. It is anticipated that a third member of the new board of directors will be elected within 60 days after the Effective Date and Time.

During the remainder of the current fiscal quarter through June 30, 2014, the Company will prepare and apply for a trading symbol, as well as complete and/or ratify all initiatives agreed to in the Share Exchange Agreement to be performed beginning immediately following the Effective Closing date and time.   Thereafter, during the first full post-reorganization quarter, that being July 1, 2014 through September 30, 2014, management will focus on entering into new Agreements, amending and/or extending certain existing Agreements as may be necessary to support the Company’s business, funding and/or other short or long term objectives, drafting and completing patents for USPTO application filing already in process, negotiating purchase, joint venture and/or licensing patents from third parties, and internal research and development. Management will also focus on the preparation of a private funding initiative to be completed within 90 days, for the sale of debt and/or equity capital. Management then plans to prepare for and seek a larger subsequent funding through development of an offering document to be used to secure the working capital necessary to fund the business operations of the Company for a 12 month period to begin upon closing of a Qualified Round of Financing.

Company Management believes it currently has enough cash on hand to cover overhead costs and expenses and sustain business operation through June 30, 2014, which is less than $10,000.

As discussed above, over the course of the remainder of the fiscal year ending December 31, 2014, the Company shall seek to close one or transactions in an amount of up to $5,000,000 in capital on a best efforts basis in the form of debt and/or equity financing in one or more stages commonly referred to as a “Qualified Round of Financing”, associated with further adding to and/or developing its patent portfolio and to further begin the process of identifying those opportunities to acquire, internally develop, license, sell and/or create joint ventures for the patents and/or patents in process in the Company’s portfolio in order to begin generating revenue for the Company and thereby adding value for its shareholders. Furthermore, upon securing an initial Qualified Round of Financing, the Company intends to convert all Officers from Consultant status to Full Time Employees under written agreement, within 30 days receipt of said financing.

Additionally, the Company shall continue to pursue identifying opportunities for acquisition of patents and/or patent applications in process from third parties as well as develop additional patents internally and/or through one or more joint ventures and/or strategic partnerships.

Should the Company seek and or require short-term financing needed to sustain itself until long-term financing is secured, the Company shall seek additional equity investment through the sale of Company common stock and/or debt “Bridge” financing from sources known to the Company including, but not limited to Officers, Directors, consultants and/or advisors to the Company in addition to third parties unrelated to the Company, but interested in the Company, its assets and/or its business model. Furthermore, an existing shareholder in the Company is a fully licensed securities broker with significant experience in raising capital. Additionally, members of Company Management have previously been successful in developing business and financial plans associated with other entities where they held Senior Executive positions that resulted in those entities successfully securing capital from investors. Therefore, Company management is confident that the Company will be successful in raising the funds necessary to meet its ongoing capital needs and general overhead operating expense requirements until such time that the Company secures long-term financing and/or reaches profitability.

Company Management believes that the rapidly emerging opportunities that exist within the US and Global broadband wired and wireless 4G/LTE, Wi-Fi, Bluetooth and Near Field Communications space that includes, but is not limited to cyber security, mobile search, advertising, financial transactions, and/or other industry segment(s) applications, present significant opportunities for the Company to identify and/or develop and/or secure one or more revenue sources that range from modest to significant in order for the Company to be commercially successful over the long term.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Basis of Presentation and Use of Estimates in the Financial Statements

Preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. At December 31, 2013, the Company's cash on deposit was not in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

No Items of Other Comprehensive Income or Loss

The Company has no items of other comprehensive income or loss for the period from November 14, 2013 (inception) to December 31, 2013. Therefore, the net loss as presented in the Company’s Statement of Operations equals comprehensive loss.
Income Taxes

Income taxes will be provided for the tax effects of transactions reported in the financial statements and will consist of taxes currently due plus deferred taxes resulting from temporary differences. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740 “Income Taxes” (ASC 740). A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized tax benefit at December 31, 2013. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740.

Loss Per Share

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. At December 31, 2013, the Company did not have any potentially dilutive common shares.

Fair Value of Financial instruments

The Company measures fair value based on the prices that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based on a three tier hierarchy that prioritizes the inputs used to measure fair value, using quoted prices in active markets for identical assets (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3). At December 31, 2013, the Company's financial instruments are cash held on deposit, trade payables and the short term note payable which are Level 2 in the fair value hierarchy. The carrying amounts of the financial instruments are reasonable estimates of their fair values due to their short term nature.

Recent Accounting Pronouncements

In July 2013, the FASB issued ASU No. 2013 11, Presentation of an Unrecognized Tax Benefit, when a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward exists ("ASU 2013 11"). ASU 2013 11 requires the netting of unrecognized tax benefits ("UTBs") against a deferred tax asset for a loss or other carryforward that would apply in settlement of the uncertain tax positions. UTBs are required to be netted against all available same jurisdiction loss or other tax carryforwards that would be utilized, rather than only against carryforwards that are created by the UTBs. ASU 2013 11 is effective for years, including interim periods within those years, beginning after December 15, 2013. The adoption of ASU 2013 11 is not expected to have a material impact on the Company's financial statements.

Item 3. Properties.

Our current Company headquarters are at 5348 Vegas Drive, Las Vegas, Nevada 89108. The Company pays $129.00 annually for virtual office space at that location. At the business address the Company is provided with mail privileges, office space, conference rooms and other business amenities on a per use cost basis. Management believes the virtual office arrangement is sufficient to meet the business needs of the Company until its business operations expand.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding Royal Bees Company common stock beneficially owned as of December 31, 2013, prior to giving effect to the closing of the Share Exchange Agreement for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group. On December 31, 2013, prior to the closing of the Share Exchange Agreement, Royal Bees had 10,855,000 shares of common stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Common	Vladimir Lyashevskiy (1)	10,000,000(2)	92.12%

Common	All Executive Officers and Directors as a Group	10,000,000(2)	92.12%

(1)	Sole officer and director
(2)	All ownership is direct ownership

The following table sets forth certain information regarding our common stock beneficially owned as of May 28, 2014, after giving effect to the closing of the Share Exchange Agreement at the Effective Date and Time for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our (Fitweiser) outstanding common stock; (ii) each executive officer and director; and (iii) all executive officers and directors as a group. After the Effective Date and Time, we had 85,855,000 shares of common stock outstanding.

Title of Class	Names and Addresses of Beneficial Owners (3)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class

Common	Rudy Camp (1)	41,000,000	47.75%

Common	Harry Langdon (1)	7,450,000	8.68%

Common	Michael A. Soriano (4)	7,450,000	8.68%

Common	Dr. Steven Tuthill (4)	7,450,000	8.68%

Common	Red Rock Serving, Inc.	7,450,000	8.68%

Common	All Executive Officers and Directors as a Group (5)	63,350,000	73.79%

(1)	Officer and Director
(2)	All ownership is direct ownership
(3)	The addresses of these persons is 5348 Vegas Drive, Las Vegas, NV 89108
(4)	Officer
(5)	Four persons

Change of Control

There are no contracts or other arrangements that could result in a change of control of the Company.

Item 5. Directors and Executive Officers

Simultaneous to the Effective Date and Time, Vladimir Lyashevskiy resigned his positions as the sole director and the sole officer of the Company. The following table sets forth the names, positions and ages of our directors and executive officers that were installed as of the Effective Date and Time. The directors listed below are elected by the shareholders and serve for three years and until their successors are elected and qualify. Officers are elected by our Board of Directors and their terms of office are at the discretion of our Board of Directors.

Name	Age	Position

Rudy Camp	57	Director, Chairman and Chief Executive Officer

Harry Langdon	74	Secretary, Treasurer, Chief Financial Officer and Director

Michael A. Soriano	67	President and Chief Operating Officer

Dr. Steven Tuthill	65	Chief Technology Officer

Rudy Camp -- Chairman and Chief Executive Officer

Rudy Camp is the founder of Fitweiser, Inc. and has led the acquisition and/or development of the Company’s current portfolio of patents and applications in process. Over the past 5 years, Mr. Camp has served as a consultant to emerging technology companies. From 2005-2008, he led a leveraged buyout serving as President/CEO and later as a consultant and minority shareholder of LocalTel, Inc. a multistate Phone Directories publisher backed by Riverside Company, a Private Equity firm. Mr Camp has over 25 years experience in the Telecom, Publishing and Communications Technology industries, including GTE, RH Donnelley (a Dun & Bradstreet Company), Johnson Publishing, (acquired by US West) and as VP of Ameritel Direct whose clients included Pacific Bell and Ameritech (now AT&T). He also served in the US Navy and Naval Honor Guard. Education: BS-Business Administration, Trinity College.

Harry Langdon -- Secretary, Treasurer, Chief Financial Officer and Director

Mr. Langdon was appointed to serve as CFO in November 2013. Over the past 20 plus years, he has served as a Board Member and Chairman of the Audit Committee of Wedbush Securities, and more recently, has served on the Board of Directors and the Audit Committee of Wedbush Inc.; both companies are in the financial services industry. Mr. Langdon spent most of his career in the oil industry serving as an executive with Exxon and later as the senior operating officer of Tosco, an oil company that was acquired by Conoco Phillips in 2003. Education: BS-Chemical Engineering, Virginia Tech; MBA, Harvard University.

Michael A. Soriano -- President and Chief Operating Officer

Mr. Soriano was appointed to serve as President/COO in January 2014. Over the past 5 years Mr. Soriano has served as a senior consultant to transportation and technology companies recently including Omni Air Transport (a private aviation company in Tulsa, OK). Over the course of his 25 + year career he has served as an executive in the Telecom and Communications industry including RH Donnelley (a D&B Company), US West and Citicorp. Education: BA- Business, Bloomfield College; MBA, Fairleigh Dickinson University.

Dr. Steven Tuthill -- Chief Technology Officer

Dr. Tuthill was appointed to serve as CTO in January 2014. Over the past 5 years, Dr. Tuthill has served as consultant to emerging technology companies including AviaSphere, Corp. (a SaaS aircraft documentation company) as CTO. Over the course of his 25 + year career, he has served diverse industries including Healthcare, Aviation, Telecom, and Finance for M&A investment groups, Technology Account Rep to IBM for Arthur Anderson, and as a technical consultant and expert witness for a patent law firm. Education: BA-Social Science and Psychology, MA-Curriculum Design, San Diego State University; Ed.D.-Computer Science, United States International University.

None of the newly appointed executive officers and directors, nor any of their affiliates, beneficially owns any equity securities or rights to acquire any securities of the Company except as otherwise described in this report, and no such persons have been involved in any transaction with the Company or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), other than with respect to the transactions that have been described in this Report or in any prior reports filed by the Company with the SEC.

None of the newly appointed officers and directors has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the board, the full Board of Directors will undertake the duties of the Audit Committee/Compensation Committee and Nominating Committee of the Board of Directors.

Item 6. Executive Compensation.

During the fiscal years ended December 31, 2013 and 2012, the Company (Royal Bees) did not pay any cash or other compensation to any current officer or director of the Company.

Compensation Policy. Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both our and their individual performance objectives through the use of performance-based compensation programs.

No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. Because we are still in the early stages of our revenue operations, the main elements of our compensation package consist of base salary, stock options, and bonus.

Base Salary. In general, the base salary for our executive officers is reviewed and compared to the prior year, with considerations given for increase. As we continue to grow and financial conditions continue to improve, these base salaries will be reviewed for possible adjustments.
Base salary adjustments will be based on both individual and our performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with us.

Bonuses. To date, no bonuses have been granted because we have not achieved a profitable level of operations. As we continue to grow and provided we generate profits, we will create more defined bonus programs to attract and retain our employees at all levels.

Other. At this time, we have no profit sharing plan in place for employees. However, this is another area of consideration to add such a plan to provide yet another level of compensation to the compensation package.

Stock Option Plan. Our board of directors has not yet adopted a stock option plan.

Employment Agreements.

Rudy Camp- Chairman and CEO

The Company has agreed to pay Mr. Camp $3,000 per month beginning January 31, 2014, with all payments deferred until the Company secures a Qualified Round of financing. At that time, all monthly payments become due in one lump sum and upon the closing of the Qualified Round of Financing, the monthly pay increases to $7,500 per month or $90,000 annually (pro-rated for 2014).

Harry Langdon – Secretary, Treasurer and CFO
Michael A Soriano-President/COO
Dr Steven Tuthill-CTO

Each person listed immediately above has agreed in writing to negotiate and sign an Employment Agreement within 30 days of the close of the Qualified Round of Financing. It is understood that the “cash” Compensation will be similar to that of the CEO (i.e. $90,000 annually-pro-rated for 2014).

The Qualified Round of Financing is expected to occur on or before July 31, 2014, but does include an automatic extension to August 31, 2014, without having to draft a new agreement. The projected amount to be raised is up to $3,000,000, on a best efforts basis.

Compensation of Directors

At the present time we do not have any compensation plan for our directors. The Company does reimburse their out-of-pocket costs in attending the meetings of the Board of Directors.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Sale of Common Stock

Upon incorporation, the founder of the Company, who is also the CEO and Chairman, purchased 500,000 shares of the Company's common stock for a total of $500 at a per share cash price of $0.001.

Technology Assignment Release Agreement

As discussed in Note 7, the Company has agreed to the terms of a technology assignment agreement with an individual who is the owner of two patent applications. The technology assignment agreement was originally negotiated by an entity owned by the CEO of the Company, which is a related party. As consideration for negotiating the agreement, and in concert with the Company entering into the technology assignment agreement with the patent application holder, the Company simultaneously entered into a release agreement with the entity owned by the CEO of the Company which released all rights and claims the entity owned by the CEO had to the patent applications. As consideration for the release of all rights and claims, the entity owned by the CEO of the Company received a non refundable payment of $7,500. Additionally, if the Company is able to successfully execute the technology assignment agreement, which is to be completed on or before July 31, 2014, the entity owned by the CEO will receive $67,500 within five business days of the execution of the technology assignment agreement. The entity owned by the CEO of the Company will also receive a royalty and lump sum payment on future commercial product sales similar to the seller of the intellectual property. The initial payment of $7,500 was satisfied in January 2014 and is presented as a related party payable on the balance sheet at December 31, 2013.

Family Relationships

No officer or director is related to any other officer or director.

Director Independence

Of our three directors currently serving on our Board of Directors, we have one who is an independent director. The definition the Company uses to determine whether a director is independent is NASDAQ Rule 4200(a)(15).

Item 8. Legal Proceedings.

There are no claims, actions, suits, proceedings or investigations that are currently pending or, to our knowledge, threatened by or against us, or with respect to our operations or assets, by or against any of our officers, directors or affiliates.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

There is no “established trading market” for our shares of common stock. Our stock is not traded on any exchange or listed on any listing service. Management does not expect any established trading market to develop unless and until we acquire a trading symbol and have material operations. In any event, no assurance can be given that any market for our common stock will develop or be maintained. If a public market ever develops in the future, the sale of “unregistered” and “restricted” shares of common stock pursuant to Rule 144 of the Securities and Exchange Commission by members of management or others may have a substantial adverse impact on any such market. At the present time, 10,000,000 common shares have satisfied the six-month holding period requirement of Rule 144.

Holders

Following the Effective Date and Time and as of the filing of this current report on Form 8-K, we had approximately 36 stockholders of record for our common stock.

Dividend Policy

Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available therefore. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and the financial condition of the Company.

Item 10. Recent Sales of Unregistered Securities.

In connection with the Share Exchange, the Company issued a total of 75,000,000 unregistered shares of common stock to a total of eleven persons in exchange for 100% of the issued and outstanding shares of Fitweiser. The shares were issued pursuant to the exception from registration set forth in Section 4(2) of the Securities Act of 1933.

Item 11. Description of Registrant’s Securities to be Registered.

Our Articles of Incorporation authorize us to issue 200,000,000 shares of capital stock, par value $0.001 per share, all designated as common stock.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders’ meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends, as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders. The issuance of such shares would reduce the percentage ownership held by current shareholders.

Item 12. Indemnification of Directors and Officers.

The Private Corporations Law of the State of Nevada, under which the Company is organized upon Closing of the Share Exchange, permits the inclusion in our Articles of Incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Nevada law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

The Articles of Incorporation of the Company contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his or her duty of care. Nevada law applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, our Articles of Incorporation and bylaws provide that the Company will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise. The Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material that may result in claims for indemnification by any director, officer, employee or other agent.

Item 13. Financial Statements and Supplementary Data.

Not applicable.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Simultaneous to the closing at the Effective Date and Time, The Company’s (“Royal Bees”) Board of Directors approved the dismissal of R.R. Hawkins and Associates International, PC, of Los Angeles, California. Immediately thereafter, the Company’s (“Fitweiser Holdings, Inc.”) Board of Directors approved the engagement of John Scrudato CPA of New Jersey as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2013.

Prior to its dismissal, R.R. Hawkins had audited our financial statements for the fiscal years ended December 31, 2013 and 2012.  Its report for those two years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles except for expressing that since the Company had incurred net losses since inception, had a retained deficit of $175,000 and had no working capital, there was substantial doubt about its ability to continue as a going concern.  The report for those two years further stated that the financial statements had been prepared with the assumption that the Company would continue as a going concern and did not include any adjustments that might result from the outcome of the uncertainty.

During our two most recent fiscal years and any subsequent interim period before R.R. Hawkins was dismissed, we did not have any disagreements with R.R. Hawkins on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

During the Quarter ended March 31, 2014, and the subsequent interim period through the date of engagement of John Scrudato CPA, the Company did not consult with John Scrudato CPA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of item 304 of Regulation S-K).

The reports of John Scrudato CPA, on our financial statements contains a going concern opinion.

There were no disagreements between the Company and John Scrudato CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of John Scrudato CPA would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements filed as part of this Report.
The Audited Financial Statements of Fitweiser, Inc. as of December 31, 2013 and for the year then ended are filed as Exhibit 99.1 to this report and are incorporated herein by reference. The Reviewed Financial Statements of Fitweiser, Inc. as of March 31, 2014 and for the quarter then ended are filed as Exhibit 99.3 to this report and are incorporated herein by reference.

(b)	Pro Forma Financial Information.
Pro Forma Financial Information giving effect to the acquisition of Fitweiser, Inc. is included herewith as Exhibit 99.2.

(c)	Exhibits.
Please see Item 9.01(d) below entitled "Financial Statements and Exhibits."

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 10, “Recent Sales of Unregistered Securities,” included in the “Form 10 Disclosure,” which discussion is incorporated herein by reference.

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

See Item 14, “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” included in the “Form 10 Disclosure,” which discussion is incorporated herein by reference.

ITEM 5.01 Changes in Control of Registrant.

See Item 2.01, “Completion of Acquisition or Disposition of Assets,” which discussion is incorporated herein by reference.

ITEM 5.02 Departure of Certain Officer; Election of Certain Officer; Compensatory Arrangements of Certain Officers.

See Item 5, “Directors and Executive Officers” and Item 6, “Executive Compensation” included in the “Form 10 Disclosure,” which discussion is incorporated herein by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the Effective Date and Time and in conformity with the Share Exchange Agreement, we amended our Articles of Incorporation to change our name to “Fitweiser Holdings, Inc.”, to increase our authorized capital to 200,000,000 common shares and to set the term of service for members of our Board of Directors at three years. The Amended Articles of Incorporation were approved by our Board of Directors and by holders of a majority of the outstanding shares of our common stock. We filed the amendment to our articles of incorporation with the secretary of State of the State of Nevada.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
The Audited Financial Statements of Fitweiser, Inc. as of December 31, 2013 and for the year then ended are filed as Exhibit 99.1 to this report and are incorporated herein by reference. The Reviewed Financial Statements of Fitweiser, Inc. as of March 31, 2014 and for the quarter then ended are filed as Exhibit 99.3 to this report and are incorporated herein by reference.

(b)	Pro Forma Financial Information.
Pro Forma Financial Information giving effect to the acquisition of Fitweiser, Inc. is included herewith as Exhibit 99.2.

(c)	Exhibits.
Exhibit No.	Exhibit Name

2.1	Share Exchange Agreement*
3.1	Amended Articles of Incorporation*
16.1	Letter from Dismissed Auditor
99.1	Audited Financial Statements of Fitweiser, Inc.*
99.2	Pro Forma Financial Information*
99.3	Reviewed Financial Statements of Fitweiser, Inc.*

* Previously filed with original filing of Form 8-K on June 3, 2014.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fitweiser Holdings, Inc.

Dated: July 28, 2014	By:	/s/ Rudy Campidonica
Rudy Campidonica, CEO